Exhibit 10.4
EMPLOYEE MATTERS AGREEMENT
BY AND BETWEEN
SEACOR HOLDINGS INC.
AND
SEACOR MARINE HOLDINGS INC.
DATED AS OF MAY 10, 2017

EMPLOYEE MATTERS AGREEMENT
This Employee Matters Agreement (this “Agreement”), dated as of May 10, 2017, with effect as of the Effective Time by and between SEACOR Holdings Inc., a Delaware corporation (“SEACOR”), and SEACOR Marine Holdings Inc., a Delaware corporation (“SEACOR Marine,” and together with SEACOR, the “Parties”).
WHEREAS, contemporaneously herewith, SEACOR and SEACOR Marine are entering into a Distribution Agreement pursuant to which the Parties have set out the terms on which, and the conditions subject to which, they wish to implement the Distribution (such agreement, as amended, restated or modified from time to time, the “Distribution Agreement”); and
WHEREAS, in connection therewith, SEACOR and SEACOR Marine have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.    Definitions. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Distribution Agreement, and the following terms shall have the following respective meanings:
“Benefit Plan” shall mean, with respect to an entity, (a) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA, whether or not subject to ERISA) and all other employee benefits arrangements, policies or payroll practices (including, without limitation, severance pay, sick leave, vacation pay, salary continuation, disability, retirement, deferred compensation, bonus, stock option or other equity-based compensation, hospitalization, medical insurance or life insurance) entered into, adopted, sponsored or maintained by such entity or by any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute) and (b) all “employee pension benefit plans” (as defined in Section 3(2) of ERISA, whether or not subject to ERISA), occupational pension plan or arrangement or other pension arrangements entered into, adopted, sponsored or maintained by such entity or any of its Subsidiaries (or to which such entity or any of its Subsidiaries contributes or is required to contribute). When immediately preceded by “SEACOR,” Benefit Plan means any Benefit Plan sponsored solely by SEACOR and/or its Subsidiaries (other than SEACOR Marine and its Subsidiaries). When immediately preceded by “SEACOR Marine,” Benefit Plan means any Benefit Plan sponsored solely by SEACOR Marine and/or its Subsidiaries.
“Cash Incentive Plans” shall mean any of the annual or short term cash incentive plans of SEACOR, SEACOR Marine or any of their respective Subsidiaries, all as in effect as of the time relevant to the applicable provisions of this Agreement, including, without limitation, the SEACOR Holdings Inc. Management Incentive Plan.
“COBRA” shall mean the continuation coverage requirements for group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code section 4980B and ERISA sections 601 through 608.
“Code” shall mean the Internal Revenue Code of 1986, as amended or successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary or final regulation in force under that provision.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary or final regulation in force under that provision.
“Health and Welfare Plans” shall mean any plan, fund or program which was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical (including, without limitation, PPO, EPO and HDHP coverage), dental, prescription, vision, short-term disability, long-term disability, life and AD&D, employee assistance, group legal services, wellness, cafeteria (including, without limitation, premium payment, health flexible spending account and dependent care flexible spending account components), travel reimbursement, transportation, or other benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs or day care centers, scholarship funds, or prepaid legal services, including, without limitation, any such plan, fund or program as defined in Section 3(1) of ERISA.
“Option” when immediately preceded by “SEACOR” shall mean an Option to purchase shares of SEACOR Common Stock pursuant to a SEACOR Stock Incentive Plan. When immediately preceded by “SEACOR Marine,” an Option shall mean an Option to purchase shares of SEACOR Marine Common Stock following the Effective Time pursuant to the SEACOR Marine Stock Incentive Plan.

“Restricted Share” (a) when immediately preceded by “SEACOR,” means a share of SEACOR Common Stock granted by SEACOR pursuant to one of the SEACOR Stock Incentive Plans that, as of immediately before the Effective Time, is subject to forfeiture based on the extent of attainment of a vesting requirement, and (b) when immediately preceded by “SEACOR Marine,” means a share of SEACOR Marine Common Stock granted pursuant to the SEACOR Marine Stock Incentive Plan that is subject to forfeiture based on the extent of attainment of a vesting requirement.
“SEACOR 401(k) Plan” shall mean the SEACOR Holdings, Inc. 401(k) Retirement Savings Plan.
“SEACOR Employee” shall mean each individual employed by SEACOR or its Subsidiaries immediately before the Effective Time, but excluding any SEACOR Marine Employees.
“SEACOR Deferred Compensation Plans” shall mean each of SEACOR’s executive non-qualified excess plans and non-qualified plans for the elective deferral of compensation, including without limitation the SEACOR Non-Qualified Deferred Compensation Plan.
“SEACOR Marine 401(k) Plan” shall mean the SEACOR Marine Holdings, Inc. 401(k) Retirement Savings Plan.
“SEACOR Marine Employee” shall mean each individual employed by SEACOR Marine or a Subsidiary of SEACOR Marine immediately before the Effective Time.
“SEACOR Stock Incentive Plans” shall mean each of SEACOR’s stock incentive compensation plans, including without limitation the SEACOR Holdings Inc. 2007 Share Incentive Plan and the SEACOR Holdings Inc. 2014 Share Incentive Plan.
ARTICLE II
EMPLOYMENT MATTERS
Section 2.1    Employment of SEACOR and SEACOR Marine Employees. SEACOR Employees shall continue to be employees of SEACOR immediately after the Effective Time. SEACOR Marine Employees shall continue to be employees of SEACOR Marine immediately after the Effective Time.
Section 2.2    Service Credit. For all purposes under the SEACOR Marine Benefit Plans (including, without limitation, for purposes of eligibility, vesting and benefit accrual, if applicable), SEACOR Marine shall recognize and give credit to each SEACOR Marine Employee in respect of such employee’s service with SEACOR, its Subsidiaries and their predecessors prior to the Distribution, to the extent recognized by SEACOR and its Subsidiaries prior to the Distribution (in all instances except to the extent that any such credit would result in a duplication of benefits or payments).
Section 2.3    Severance Liabilities. Except as may be otherwise specifically provided in Article VII of this Agreement, neither a SEACOR Marine Employee nor a SEACOR Employee shall be deemed to have terminated employment for purposes of determining eligibility for severance benefits in connection with or in anticipation of the consummation of the transactions contemplated by the Distribution Agreement. SEACOR shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination of employment of any employee of SEACOR or its Subsidiaries (other than SEACOR Marine and its Subsidiaries), including but not limited to any SEACOR Employee, that occurs prior to, at or following the Effective Time, including, without limitation, any amounts required to be paid (including, without limitation, payroll or other taxes). SEACOR Marine shall be solely responsible for all Liabilities in respect of all costs arising out of payments and benefits relating to the termination of any employee of SEACOR Marine or its Subsidiaries, including but not limited to any SEACOR Marine Employee, that occurs prior to, at or following the Effective Time, including, without limitation, any amounts required to be paid (including, without limitation, payroll or other taxes).
Section 2.4    Workers’ Compensation Liabilities. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an employee of SEACOR or its Subsidiaries (other than SEACOR Marine and its Subsidiaries), including but not limited to any SEACOR Employee, that result from an accident occurring, or from an occupational disease which becomes manifest, before, at or after the Effective Time shall be retained by SEACOR. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an employee of SEACOR Marine or its Subsidiaries, including but not limited to any SEACOR Marine Employee, that result from an accident occurring, or from an occupational disease which becomes manifest, before, at or after the Effective Time shall be assumed by SEACOR Marine.
Section 2.5    Payroll Taxes; Reporting of Compensation; Paid Time Off. SEACOR Marine shall bear responsibility for payroll administration obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by employees of SEACOR Marine or its Subsidiaries, including but not limited to SEACOR Marine Employees, prior to, at and after the Effective Time. SEACOR Marine shall assume and become responsible for all Liabilities (including without limitation costs) arising out of or becoming due in connection with all vacation and other paid-time-off that has been earned by employees of SEACOR Marine or its Subsidiaries, including but not limited to SEACOR Marine Employees, in each case as of immediately prior to the Effective Time and which remains accrued and unpaid as of the Distribution.

Section 2.6    Collective Bargaining. Effective no later than immediately prior to the Effective Time, to the extent necessary under and permitted by applicable Law, SEACOR Marine shall (a) assume all collective bargaining agreements (including, without limitation, any national, sector or local collective bargaining agreement), works council and other similar labor relations agreements and arrangements that cover SEACOR Marine Employees, and all Liabilities arising under any such collective bargaining, works council and other similar labor relations agreements and arrangements, and (b) join any industrial, employer or similar association or federation if membership is required for such relevant collective bargaining, works council and other similar labor relations agreement or arrangement to continue to apply and cover the relevant SEACOR Marine Employees. SEACOR and SEACOR Marine shall take all other actions necessary to comply with the requirements of all relevant collective bargaining, works council and other similar labor relations agreement(s) or arrangement(s) in connection with the assumption by SEACOR Marine of such agreements or arrangements.
ARTICLE III
BENEFIT PLANS
Section 3.1    Benefit Plan Liabilities In General. Except as otherwise specifically provided in this Agreement or the Distribution Agreement, as of the Effective Time, (i) with respect to any Liability or obligation to, or in respect of, any employees of SEACOR or its Subsidiaries (other than SEACOR Marine and its Subsidiaries), including but not limited to any SEACOR Employees, arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, at or after the Effective Time, SEACOR shall retain and be solely responsible for all such Liabilities and obligations to the extent such Liabilities and obligations arise or arose under or in connection with any SEACOR Benefit Plan, and (ii) with respect to any Liability or obligation to, or in respect of any employees of SEACOR Marine or its Subsidiaries, including but not limited to any SEACOR Marine Employees, arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, at or after the Effective Time, SEACOR Marine shall assume and be solely responsible for all such Liabilities and obligations with respect to the SEACOR Marine Employees to the extent such Liabilities and obligations arise or arose under any SEACOR Benefit Plan or SEACOR Marine Benefit Plan. Notwithstanding the foregoing, SEACOR Marine shall have liability with respect to SEACOR Benefit Plans only to the extent the applicable Liabilities or obligations arose prior to or at the Effective Time. The Parties agree that none of the transactions contemplated by the Distribution Agreement or this Agreement, constitutes a “change in control,” “change of control” or similar term, as applicable, within the meaning of any applicable SEACOR Benefit Plan or SEACOR Marine Benefit Plan.
Section 3.2    UK Pension Plans. SEACOR Marine shall contribute (or cause one of its Subsidiaries to contribute) to the pension and other applicable retirement arrangements (including, without limitation, the United Kingdom Merchant Navy Officers Pension Fund (MNOPF), the United Kingdom Merchant Navy Ratings Pension Fund (MNRPF), the UK Shorestaff Pension Plan, the UK Seafarers Auto Enrolment Pension Plan, the SEACOR Marine Retirement & Savings Plan, and the Carey Workplace Pensions Trust), at substantially the same contribution levels, to which SEACOR, SEACOR Marine or any of their Subsidiaries, as applicable, was contributing, or had an obligation to contribute, immediately prior to the Effective Time with respect to SEACOR Marine Employees and/or other employees of SEACOR Marine or its Subsidiaries. Subject to Section 2.9 of the Distribution Agreement, from and after the Effective Time, SEACOR Marine shall assume and be solely responsible for all Liabilities of SEACOR, SEACOR Marine and their respective Subsidiaries under all pension and other applicable retirement arrangements adopted, entered into, sponsored by, contributed to, or required to be contributed to, by SEACOR Marine or its Subsidiaries (including, without limitation, the United Kingdom Merchant Navy Officers Pension Fund (MNOPF), the United Kingdom Merchant Navy Ratings Pension Fund (MNRPF), the UK Shorestaff Pension Plan, the UK Seafarers Auto Enrolment Pension Plan, the SEACOR Marine Retirement & Savings Plan, and the Carey Workplace Pensions Trust), including but not limited to all past, present and future Liabilities with respect to any previously accumulated funding deficit applicable to such pension and other retirement arrangements, unless otherwise required by applicable Law.
Section 3.3    Pension Notices. SEACOR Marine shall timely and fully provide (or cause one of its Subsidiaries to so provide) all notices and related information in connection with or relating to the Distribution or any related transactions, whether required statutory or otherwise, to the pension and other applicable retirement arrangements (including, without limitation, the United Kingdom Merchant Navy Officers Pension Fund (MNOPF), the United Kingdom Merchant Navy Ratings Pension Fund (MNRPF), the UK Shorestaff Pension Plan, the UK Seafarers Auto Enrolment Pension Plan, the SEACOR Marine Retirement & Savings Plan, and the Carey Workplace Pensions Trust), (a) that are or were adopted, entered into, sponsored by, contributed to, or required to be contributed to, by SEACOR Marine or its Subsidiaries, or (b) to which SEACOR, SEACOR Marine or any of their Subsidiaries, as applicable, were contributing, or had an obligation to contribute, with respect to SEACOR Marine Employees and/or other employees of SEACOR Marine or its Subsidiaries, and in all instances, as well as to any applicable regulatory bodies or related governmental entities and to any participants in such plans or arrangements.
Section 3.4    Deferred Compensation Plans. SEACOR shall retain and be solely responsible for all Liabilities and fully perform, pay and discharge all obligations whatsoever, when such obligations become due, under the SEACOR Deferred Compensation Plans, regardless of whether such Liabilities or obligations arise or arose prior to, at or following the Effective Time. From and after the Effective Time, SEACOR Marine Employees will cease active participation in the SEACOR Deferred Compensation Plans and no SEACOR Marine Employee will make any new deferral election with respect to future compensation under the SEACOR Compensation Plans. SEACOR and SEACOR Marine acknowledge that none of the transactions contemplated by this Agreement or the Distribution Agreement will trigger payment or distribution of compensation under the SEACOR Deferred

Compensation Plans for any participant and, consequently, that the payment or distribution of any compensation to which such participant is entitled under the SEACOR Deferred Compensation Plans will not occur until such time as provided in the SEACOR Deferred Compensation Plans or the participant’s applicable deferral election.
ARTICLE IV
401(K) PLANS
Section 4.1    SEACOR 401(k) Plan. As of the Effective Time, SEACOR will continue to sponsor the SEACOR 401(k) Plan and SEACOR Employees will continue to be eligible to participate in the SEACOR 401(k) Plan. As of the Effective Time, SEACOR Marine shall have no obligation whatsoever with regard to, any Liabilities under, or with respect to the SEACOR 401(k) Plan. SEACOR shall retain and be responsible for all Liabilities arising under, or with respect to, the SEACOR 401(k) Plan.
Section 4.2    SEACOR Marine 401(k) Plan. As of the Effective Time, SEACOR Marine will continue to sponsor the SEACOR Marine 401(k) Plan and SEACOR Marine Employees will continue to be eligible to participate in the SEACOR Marine 401(k) Plan. As of the Effective Time, SEACOR shall have no obligation whatsoever with regard to, any Liabilities under, or with respect to the SEACOR Marine 401(k) Plan. SEACOR Marine shall retain and be responsible for all Liabilities arising under, or with respect to, the SEACOR Marine 401(k) Plan.
ARTICLE V
HEALTH AND WELFARE PLANS
Section 5.1    SEACOR Marine Health and Welfare Plans. As of the Effective Time, SEACOR Marine shall adopt Health and Welfare Plans as set forth on Schedule 5.1, providing substantially the same benefits as were provided to SEACOR Marine Employees under such Health and Welfare Plans immediately prior to the Effective Time (the “SEACOR Marine Health and Welfare Plans”). To the extent any SEACOR Marine Employee paid any amount toward deductible or maximum insurance premiums in respect of SEACOR Health and Welfare Plans for the year in which the Effective Time occurs, such amount(s) shall be credited to the insurance account applicable to such SEACOR Marine Employee under the applicable SEACOR Marine Health and Welfare Plan. SEACOR Marine shall waive all conditions, requirements and exclusions applicable to SEACOR Marine Health and Welfare Plans to the same extent such conditions, requirements and exclusions were satisfied under the applicable SEACOR Health and Welfare Plans that such SEACOR Marine Employee participated in immediately prior to the Effective Time. SEACOR shall have no obligation whatsoever with regard to any Liabilities under or with respect to the SEACOR Marine Health and Welfare Plans.
Section 5.2    SEACOR Health and Welfare Plans. As of the Effective Time, SEACOR shall continue to administer the SEACOR Health and Welfare Plans for SEACOR Employees. Except with respect to any Liability or obligation to, or in respect of, any employees of SEACOR Marine or its Subsidiaries (including, without limitation, any SEACOR Marine Employees), arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to or at the Effective Time (which Liabilities shall be assumed by SEACOR Marine), SEACOR Marine shall have no obligation whatsoever with regard to any Liabilities under or with respect to the SEACOR Health and Welfare Plans.
Section 5.3    COBRA and HIPAA Compliance. SEACOR shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the SEACOR Health and Welfare Plans with respect to employees of SEACOR or its Subsidiaries (other than employees of SEACOR Marine or its Subsidiaries) and their covered dependents who incur a COBRA qualifying event or loss of coverage under the SEACOR Health and Welfare Plans at any time prior to, at or after the Effective Time. As of the Effective Time, SEACOR Marine shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the SEACOR Health and Welfare Plan and the SEACOR Marine Health and Welfare Plans with respect to employees of SEACOR Marine or its Subsidiaries, including but not limited to any SEACOR Marine Employees, who incur a COBRA qualifying event or loss of coverage under the SEACOR Health and Welfare Plans or the SEACOR Marine Health and Welfare Plans at any time prior to, at or after the Effective Time.
ARTICLE VI
CASH INCENTIVE PLANS
Section 6.1    Determination of Bonus Awards. SEACOR Marine shall be responsible for determining all bonus awards that would otherwise have been payable under the Cash Incentive Plans to SEACOR Marine Employees or other employees of SEACOR Marine or its Subsidiaries for the year in which the Effective Time occurs. SEACOR Marine shall also determine for SEACOR Marine Employees and other employees of SEACOR Marine or its Subsidiaries (i) the extent to which established performance criteria (as interpreted by SEACOR Marine, in its sole discretion) have been met, and (ii) the payment level for each such employee. SEACOR shall make all determinations with respect to bonus awards payable under the Cash Incentive Plans for SEACOR Employees and all other employees of SEACOR or its Subsidiaries (other than SEACOR Marine and its Subsidiaries).

Section 6.2    Liability for Bonus Awards. SEACOR Marine shall assume all Liabilities with respect to any such bonus awards payable to SEACOR Marine Employees or other employees of SEACOR Marine or its Subsidiaries for the year in which the Effective Time occurs and all times thereafter. SEACOR shall retain all Liabilities with respect to any bonus awards payable under the Cash Incentive Plans to SEACOR Employees or other employees of SEACOR or its Subsidiaries (other than SEACOR Marine and its Subsidiaries) for the year in which the Effective Time occurs and all times thereafter.
ARTICLE VII
STOCK INCENTIVE PLANS
Section 7.1    SEACOR Stock Incentive Plans. The Parties shall take all actions necessary or appropriate so that each outstanding SEACOR Option and SEACOR Restricted Share granted under any SEACOR Stock Incentive Plan held by an individual shall be adjusted as set forth in this Article VII, as applicable. The adjustments set forth below shall be the sole adjustments with respect to SEACOR Options and SEACOR Restricted Shares in connection with the Distribution and the other transactions contemplated by the Distribution Agreement, and such adjustments will be consistent with the provisions of Section 409A of the Code and the applicable stock exchange listing standards. The Distribution shall not constitute a “change in control” or “change of control” under any award agreement, employment agreement or SEACOR Stock Incentive Plan.
Section 7.2    SEACOR Marine Stock Incentive Plan. Prior to the Distribution, SEACOR Marine shall adopt an equity incentive plan (the “SEACOR Marine Stock Incentive Plan”) with a share reserve of up to 10% of SEACOR Marine’s fully diluted common shares outstanding (taking into account any applicable note conversion). Following the adoption of the SEACOR Marine Stock Incentive Plan, and prior to the Distribution, SEACOR or its applicable Subsidiary shall approve, in its capacity as the sole shareholder of SEACOR Marine, the SEACOR Marine Stock Incentive Plan. The terms and conditions of any awards made prior to or in connection with the Distribution under the SEACOR Marine Stock Incentive Plan (including, without limitation, the form award agreements and the allocation of awards) shall be determined by the Compensation Committee of the Board of Directors of SEACOR.
Section 7.3    SEACOR Options. Except as set forth on Schedule 7.3, as of the Effective Time, outstanding SEACOR Options will be adjusted as described below:
Upon the Distribution, the number of shares of SEACOR Common Stock subject to each SEACOR Option will be adjusted to equal the product of (A) the number of shares of SEACOR Common Stock subject to such SEACOR Option immediately prior to the Distribution, multiplied by (B) the “Adjustment Ratio” and rounded down to the nearest whole number of shares (the “Post-Adjustment Shares”). The numerator of the Adjustment Ratio is the last published “regular way” closing trading price of a share of SEACOR Common Stock on the New York Stock Exchange (“NYSE”) prior to the Distribution, and the denominator of the Adjustment Ratio is the last published “ex-dividend” closing trading price of a share of SEACOR Common Stock on the NYSE prior to the Distribution. For purposes of the Adjustment Ratio, (i) “regular way” trading price means the price of SEACOR Common Stock traded with the entitlement to the SEACOR Marine Common Stock to be issued in the Distribution and (ii) "ex-dividend" trading price means the price of SEACOR Common Stock traded without the entitlement to the SEACOR Marine Common Stock to be issued in the Distribution.
Upon the Distribution, the exercise price of each such SEACOR Option will be adjusted to equal (A) minus (B), where (A) is the last published “ex-dividend” closing trading price of a share of SEACOR Common Stock on the NYSE prior to the Distribution and (B) is the product of (1) the last “regular way” closing trading price of SEACOR Common Stock prior to the Distribution minus the exercise price of each SEACOR Option, multiplied by (2) a fraction, the numerator of which is the number of SEACOR Options to purchase SEACOR Common Stock outstanding prior to the Distribution, and the denominator of which is the number of Post-Adjustment Shares, and rounded up to the nearest whole cent.
For holders of SEACOR Options who are not SEACOR Marine Employees, all other terms and conditions of such SEACOR Options will remain the same, including, without limitation, continued vesting pursuant to the current terms of the options. For holders of SEACOR Options who are SEACOR Marine Employees, the vesting of such SEACOR Options (as adjusted) will be accelerated upon the Distribution. SEACOR Options held by SEACOR Marine Employees shall remain exercisable for a period of 90 days following the date of the Distribution (the “Post-Distribution Exercise Period”). Any SEACOR Options held by SEACOR Marine Employees that have not been exercised by the end of the Post-Distribution Exercise Period shall immediately terminate at the end of such period and shall immediately be canceled for no consideration in respect thereof.
Section 7.4    SEACOR Restricted Shares. Except as set forth on Schedule 7.4, upon the Distribution:
(a) Individuals Other than SEACOR Marine Employees. Holders of SEACOR Restricted Shares (other than individuals who are SEACOR Marine Employees) will each receive, for every one share of SEACOR Common Stock that such individual holds immediately prior to the Distribution, a dividend of one fully vested share of SEACOR Marine Common Stock multiplied by a fraction, the numerator of which is 17,671,356 and the denominator of which is the number of shares of SEACOR Common

Stock outstanding on the Distribution Date. The other terms and conditions of such individual’s SEACOR Restricted Shares will remain the same for such SEACOR Restricted Shares including, without limitation, continued vesting pursuant to the current terms of the awards. In lieu of fractional shares, each holder that would otherwise receive a fractional share shall be paid an amount in cash (without interest) in accordance with Section 2.1(b) of the Distribution Agreement.
(b) SEACOR Marine Employees. Each SEACOR Marine Employee who is a holder of SEACOR Restricted Shares immediately prior to the Distribution will receive, for every one share of SEACOR Common Stock that such individual holds immediately prior to the Distribution, a dividend of one share of SEACOR Marine Common Stock (subject to the immediately following sentence), multiplied by a fraction, the numerator of which is 17,671,356 and the denominator of which is the number of shares of SEACOR Common Stock outstanding on the Distribution Date (each such share, a “SEACOR Marine Restricted Dividend”). Each SEACOR Marine Restricted Dividend will continue to be subject to the same terms applicable to the SEACOR Restricted Share to which such SEACOR Marine Restricted Dividend relates, including, without limitation, continued vesting pursuant to the current terms of the awards (prior to the vesting acceleration set forth in the sentence that immediately follows), except that, for purposes of effectuating this Section 7.4(b), a SEACOR Marine Employee’s service with SEACOR Marine or any of its subsidiaries shall be deemed to be service with SEACOR.
Immediately prior to the Distribution, the restrictions applicable to each SEACOR Restricted Share (excluding the SEACOR Marine Restricted Dividends) held by a SEACOR Marine Employee shall lapse.
Section 7.5    SEACOR Common Stock Under SEACOR’s Employee Stock Purchase Plan.

(a)
Under SEACOR’s Employee Stock Purchase Plan, eligible participants may elect to purchase shares of SEACOR Common Stock at a purchase price equal to 85% of the lower of the fair market value of SEACOR Common Stock on the opening or closing date of the applicable offering period. Following the Distribution, SEACOR’s Employee Stock Purchase Plan will relate only to SEACOR Common Stock (without regard to the dividend of SEACOR Marine Common Stock) and the opening purchase price for each share of SEACOR Common Stock will be adjusted to reflect the change in value in SEACOR Common Stock following the Distribution, determined as follows.

(b)
For purposes of any SEACOR Employee Stock Purchase Plan offering period in effect as of the Effective Time, the opening purchase price of each such share of SEACOR Common Stock shall equal (A) the original opening purchase price of a share of SEACOR Common Stock on the first day of the offering period, multiplied by (B) a fraction, the numerator of which is the last published “ex-dividend” closing trading price of a share of SEACOR Common Stock on the NYSE prior to the Distribution, and the denominator of which is the last published “regular way” closing trading price of a share of SEACOR Common Stock on the NYSE prior to the Distribution, and rounded up to the nearest whole cent.

(c)
As of the Effective Time, SEACOR Marine Employees and any other employees of SEACOR Marine or its Subsidiaries will cease participation in SEACOR’s Employee Stock Purchase Plan and will be repaid any contributions to SEACOR’s Employee Stock Purchase Plan that have not been used to purchase shares of SEACOR Common Stock as of immediately prior to the Effective Time.

Section 7.6    Registration Requirements. SEACOR Marine agrees that it shall file, and shall use reasonable efforts to maintain on a continuous basis, one or more effective registration statements under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable rules or regulations thereunder, with respect to the shares of SEACOR Marine Common Stock authorized for issuance under the SEACOR Marine Stock Incentive Plan. SEACOR agrees that it shall use reasonable efforts to continue to maintain one or more effective registration statements under the Securities Act and any applicable rules or regulations thereunder, with respect to the shares of SEACOR Common Stock authorized for issuance under the SEACOR Stock Incentive Plans.

ARTICLE VIII
GENERAL AND ADMINISTRATIVE
Section 8.1    Sharing of Information. SEACOR and SEACOR Marine shall share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Benefit Plans. SEACOR and SEACOR Marine and their respective authorized agents shall, subject to applicable Law, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other Party, to the extent necessary for such administration. Subject to applicable Law, all participant information shall be provided in the manner and as may be mutually agreed to by SEACOR and SEACOR Marine.
Section 8.2    Reasonable Efforts/Cooperation. Each of SEACOR and SEACOR Marine will use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement. Each of the Parties shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the Internal Revenue Service, an advisory opinion from the Department of Labor or any other filing (including, but not limited to, securities filings (remedial or otherwise)), consent or approval with respect to or by a governmental agency or authority in any jurisdiction in the U.S. or abroad.
Section 8.3    Consent of Third Parties. If (i) any provision of this Agreement is dependent on the consent of any third party and such consent is withheld, the Parties shall implement the applicable provisions of this Agreement to the fullest extent practicable, and (ii) any provision of this Agreement cannot be implemented due to the failure of such third-party to consent, SEACOR and SEACOR Marine shall negotiate in good faith to implement the provision (as applicable) in a mutually satisfactory manner.
Section 8.4    Fiduciary Matters. It is acknowledged that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.
Section 8.5    Coordination with the Transition Services Agreement. The administrative costs and expenses related the provision of certain services as described in this Agreement, including, without limitation, payroll administration and health and welfare benefits administration, shall be governed by the terms of the Transition Services Agreement.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Amendment and Modifications. This Agreement may be amended, modified or supplemented at any time by the Parties, but only by an instrument in writing signed on behalf of the Parties.
Section 9.2    Effect if Effective Time Does Not Occur. If the Distribution Agreement is terminated prior to the Effective Time, then this Agreement shall terminate and all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the Effective Time or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by SEACOR and SEACOR Marine in accordance with applicable Law.
Section 9.3    Entire Agreement; Assignment. This Agreement (a) constitutes, together with the Distribution Agreement and the Ancillary Agreements, the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be assigned by operation of Law or otherwise.
Section 9.4    Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provi-sions of this Agreement, each of which shall remain in full force and effect.
Section 9.5    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) to the Parties or beneficiaries hereto at the following addresses:

If to SEACOR, to:
SEACOR Holdings, Inc.
2200 Eller Drive
P.O. Box 13038
Fort Lauderdale, FL 33316
Attention: Corporate Secretary
If to SEACOR Marine, to:
SEACOR Marine Holdings Inc.
7910 Main Street, 2nd Floor
Houma, LA 70360
Attention: Corporate Secretary
or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.
Section 9.6    Incorporation of Distribution Agreement Provisions. The following provisions of the Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein mutatis mutandis (references in this Section 9.6 to an “Article” shall mean an Article of the Distribution Agreement, and references in the material incorporated herein by reference shall be references to the Distribution Agreement): Article III (relating to Indemnification); Article IV (relating to Access to Information); and Article V (relating to Miscellaneous).
Section 9.7    No Plan Amendment; No Third-Party Beneficiaries. Nothing in this Agreement shall (a) amend, or be deemed to amend (or be deemed to prohibit the amendment or termination of), any Benefit Plan; (b) provide any Person not a party to this Agreement with any right, benefit or remedy with regard to any Benefit Plan or otherwise; or (c) guarantee any Person (including, without limitation, any SEACOR Employee or SEACOR Marine Employee) continued employment or service, or any particular compensation or benefits, for any period.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SEACOR HOLDINGS INC.

By:	/s/ BILL LONG
Name:	Bill Long
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

SEACOR MARINE HOLDINGS INC.

By:	/s/ MATTHEW CENAC
Name:	Matthew Cenac
Title:	Executive Vice President, Chief Financial Officer

SCHEDULE 5.1

SEACOR Marine Health and Welfare Plans

[To be determined]

SCHEDULE 7.3
SEACOR Option Exceptions
SEACOR Options held by Messrs. Evan Behrens, Andrew R. Morse and R. Christopher Regan will be afforded the treatment described for SEACOR Marine Employees under the Employee Matters Agreement, except that (a) the Post-Distribution Exercise Period will not apply to their respective SEACOR Options and (b) each of their respective SEACOR Options will instead remain exercisable for the full original ten-year term applicable to such SEACOR Options.

SCHEDULE 7.4
SEACOR Restricted Share Exceptions
SEACOR Restricted Shares held by Mr. Evan Behrens will be afforded the treatment described for SEACOR Marine Employees under the Employee Matters Agreement. However, in lieu of receiving a SEACOR Marine Restricted Dividend in respect of his SEACOR Restricted Shares, Mr. Behrens will instead receive the dividend described in Section 7.4(a) of the Employee Matters Agreement (which dividend, for the avoidance of doubt, will be fully vested).